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                                   EXHIBIT 21

              LIST OF SUBSIDIARIES OF NANOPIERCE TECHNOLOGIES, INC.


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                       STATE OF      DATE OF
      NAME          INCORPORATION  INCORPORATION  DOING BUSINESS AS
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
NanoPierce Card     Germany        January 2000   NanoPierce Card
Technologies, GmbH                                Technologies, GmbH
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NanoPierce          Nevada, USA    January 2002   NanoPierce
Connection                                        Connection
Systems, Inc.                                     Systems, Inc.
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ExypnoTech, GmbH    Germany        February 2002  ExypnoTech, GmbH
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